Exhibit-99.(q)

GOLDMAN SACHS TRUST II

Power of Attorney

Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints James A. McNamara, Caroline L. Kraus, Joseph F. DiMaria, Robert Griffith and Shane Shannon, jointly and severally, and each of them, his or her true and lawful attorneys-in-fact and agents, each with power and authority of substitution and resubstitution, for him or her in any and all capacities to sign the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Goldman Sachs Trust II and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other instruments or documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ James A. McNamara	President (Chief Executive Officer)	November 29, 2023
James A. McNamara	and Trustee

/s/ Joseph F. DiMaria	Treasurer, Principal Financial Officer and	November 29, 2023
Joseph F. DiMaria	Principal Accounting Officer

/s/ Gregory G. Weaver	Chair and Trustee	December 13, 2023
Gregory G. Weaver

/s/ Cheryl K. Beebe	Trustee	November 29, 2023
Cheryl K. Beebe

/s/ Dwight L. Bush	Trustee	December 13, 2023
Dwight L. Bush

/s/ Kathryn A. Cassidy	Trustee	December 13, 2023
Kathryn A. Cassidy

/s/ John G. Chou	Trustee	December 13, 2023
John G. Chou

/s/ Joaquin Delgado	Trustee	December 13, 2023
Joaquin Delgado

/s/ Eileen H. Dowling	Trustee	December 13, 2023
Eileen H. Dowling

/s/ Lawrence Hughes	Trustee	November 29, 2023
Lawrence Hughes

/s/ John F. Killian	Trustee	November 29, 2023
John F. Killian

/s/ Steven D. Krichmar	Trustee	November 29, 2023
Steven D. Krichmar

/s/ Michael Latham	Trustee	November 29, 2023
Michael Latham

/s/ Lawrence W. Stranghoener	Trustee	November 29, 2023
Lawrence W. Stranghoener

/s/ Paul C. Wirth	Trustee	December 13, 2023
Paul C. Wirth